UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 28, 2025 (January 22, 2025)

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed by Everest Group, Ltd. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") on January 22, 2025 (the "Initial 8-K"). The Initial 8-K reported that James Williamson had been appointed President and Chief Executive Officer, effective immediately, and that the terms of Mr. Williamson’s employment will be as set forth in an employment agreement (the "Employment Agreement") to be negotiated in good faith with the Company’s Board of Directors and filed with the Company's Annual Report on Form 10-K (the "10-K filing") in February 2025. On February 27, 2025, the Company filed an amendment to the Initial 8-K indicating that the Employment Agreement was not yet finalized and would not be filed with the Company's 10-K filing. The sole purpose of this Amendment is to provide a summary of the terms of the Employment Agreement and to file a copy of the executed Employment Agreement. No other changes have been made to the Initial 8-K.
ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2025, Mr. Williamson entered into an Employment Agreement (the “Agreement”) with the Company and one of its subsidiaries that supersedes his previous employment agreement. Pursuant to the Agreement, Mr. Williamson will receive an annual base salary of $1,250,000 (the “Base Salary”); a target annual incentive bonus of 200% of Base Salary; a target annual equity award equal to 420% of Base Salary and a monthly car allowance of $1,000. Mr. Williamson will be eligible to participate in employee benefit plans on terms generally available to senior executives of the Company and to participate in the Company's tax-qualified defined contribution retirement plan and defined contribution supplemental retirement and excess benefit plans.

In the event of termination, Mr. Williamson will be bound by a one-year non-compete provision and other non-disclosure, non-solicitation, and non-disparagement provisions. He will also be entitled to receive certain payments in the event of involuntary or voluntary termination or a change of control of the Company, as fully described in the Agreement.

The Agreement will continue in effect until January 21, 2027, with automatic extensions thereafter for successive one-year periods (the “Term”), subject to termination by either party upon written notice six months prior to the expiration of the then-ongoing Term.

The above description of Mr. Williamson’s Employment Agreement is qualified in its entirety by reference to the Agreement, a copy of which attached hereto as Exhibit 10.1 and incorporated by reference herein.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Employment Agreement between Everest Global Services, Inc., Everest Group, Ltd. and James Williamson dated March 27, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

	By:	/S/ ROBERT J. FREILING
Robert J. Freiling Senior Vice President and Chief Accounting Officer

Dated: March 28, 2025

EXHIBIT INDEX

Exhibit Number	Description of Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
10.1	Employment Agreement between Everest Global Services, Inc. Everest Group, Ltd. and James Williamson dated March 27, 2025

Execution Version
EMPLOYMENT AGREEMENT
This Employment Agreement (“Agreement”) is made as of March 26, 2025 between Everest Global Services, Inc., a Delaware corporation (the "Company"), Everest Group, Ltd. (“Group”) and James Williamson (the "Executive").
WHEREAS the Company desires to employ the Executive on the terms and conditions set forth in this Agreement and the Executive desires to be employed with the Company on the terms and conditions set forth in this Agreement; and
WHEREAS this Agreement shall govern the employment relationship between Executive and the Company and supersedes all previous agreements and understandings with respect to such employment relationship; and
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.ENGAGEMENT.
The Company agrees to employ the Executive, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement, unless and until such employment shall have been terminated as provided in this Agreement or as may otherwise be agreed to by the parties.
2.TITLE AND DUTIES.
During his employment by the Company, the Executive shall serve as President and Chief Executive Officer of Group and will report to the Board of Directors of Group (“Board” or “Group Board”) and shall perform duties consistent with these positions, shall abide by Company policies as such policies may be amended from time to time, and shall devote his full business time and best efforts to his duties contemplated hereunder and the business and affairs of the Company (except during vacation periods and periods of illness or other incapacity). While Executive serves as President and Chief Executive Officer of the Group, if not previously appointed, the Board shall appoint Executive to the Group Board, and thereafter the Group Board shall nominate Executive for re-election as a member of its Board at each annual shareholders meeting during the term of this Agreement. If elected to the Board by Group’s shareholders, Executive shall serve on the Group Board without additional compensation. At his choosing, Executive may also serve, subject to his appointment or election, as a director and officer of any corporate entity that is a subsidiary or affiliate of the Company or Group. The Executive may volunteer a reasonable portion of his non-working time to

Execution Version
charitable, civic and professional organizations, as shall not interfere with the proper performance of his duties and obligations hereunder, provided the Executive shall not serve on any other board of directors of a public or private “for profit” company without the prior consent of the Group Board. Executive will be based at the Company's principal headquarters facility currently located in Warren, New Jersey, subject to customary travel and business requirements.
3.TERM.
(a)This Agreement shall be effective as of January 22, 2025 (the “Effective Date”) even if signed at a later date and shall continue in effect up through and including January 21, 2027 (the initial “Term”); provided that the Term shall automatically be extended for successive one-year periods unless either party shall give the other written notice of its intention not to extend the Term as least six (6) months prior to the expiration of the then current Term.
(b)For the avoidance of doubt,
(i)if the Company provides notice to not extend the initial or any subsequent Term, the Executive’s employment with the Company shall cease upon expiration of the Term of this Agreement, and such cessation of employment shall be treated as a Termination Without Cause or for Good Reason in accordance with Section 6(c); and
(ii)if the Executive provides notice to not extend the initial or any subsequent Term, the Executive’s employment with the Company shall cease upon the expiration of the Term of this Agreement, and such cessation of employment shall be treated as if it were a Voluntary Termination without Good Reason in accordance with Section 6(c).
4.COMPENSATION.
(a)Base Salary. During the Term, Executive's base salary (“Base Salary”) shall be one million, two hundred fifty thousand dollars ($1,250,000) per annum, (pro-rated for any partial years), subject to appropriate increases, as determined and approved by the Compensation Committee of Group Board (the "Compensation Committee"). The Compensation Committee shall review Executive’s Base Salary no less frequently than on an annual basis. The Base Salary shall be paid in accordance with the Company's normal payroll practices in effect from time to time.
(b)Annual Non-Equity Incentive Bonus. During the Term, Executive shall be eligible to participate in an annual non-equity incentive bonus program or plan established by Group, and subject to the approval of Group's shareholders if required by law, or to participate in an alternative bonus arrangement, as determined by the Compensation Committee of the Board of

Execution Version
Directors of Group in consultation with Executive, and such arrangement to be consistent with current market industry practice. Executive's target annual non-equity incentive opportunity (“Target Cash Incentive”) will be two hundred percent (200%) of Base Salary.
(c)Executive Stock Based Incentive Plan. During the Term, the Executive shall be eligible to participate in and receive such equity incentive compensation as may be granted by the Compensation Committee from time to time pursuant to the Everest Group, Ltd. 2020 Stock Incentive Plan, as such plan may then be in effect and as it may be amended or superseded from time to time or any successor plan (the “Stock Plan”). Executive's target value for equity compensation shall be four hundred twenty percent (420%) of Executive’s Base Salary as applicable to the fiscal year prior to the calendar year in which the Compensation Committee makes its determination to grant such a share award. All equity awards to the Executive under the Stock Plan shall be determined by the Compensation Committee in its sole discretion. Except as expressly set forth in this Agreement, all equity awards shall be subject to the terms of the Stock Plan.
(d)Sign On Equity Grant. In consideration for Executive’s agreement to enter into this Agreement and in recognition of the need to retain the Executive in the future, the Company has agreed, subject to approval and award by the Compensation Committee of Group, to make a one-time retention grant of restricted shares with a target value equal to two million, five hundred thousand dollars ($2,500,000) (the “Retention Grant”) to the Executive with the terms of such grant, including vesting, consistent with the terms of the restricted shares granted to named executive officers of the Company in 2025. The number of shares subject to the Retention Grant will be determined by dividing the applicable target value by the closing price of a common share of Group on the New York Stock Exchange on the date of the next meeting of the Group Compensation Committee on or before February 27, 2025, at which the Compensation Committee approves and awards the Retention Grant (the “Grant Date”).
5.    BENEFITS.
(a)Employer Benefit Plans. During the Term, Executive shall be eligible to participate, on terms which are generally available to the other senior executives of the Company and subject to the eligibility requirements of the applicable Company plans as in effect from time to time, in the Company's deferred compensation, medical, dental, vacation, life insurance and disability programs and other benefits that may become generally available to the Company's senior executives from time to time.
(b)Business Expenses. The Executive is authorized to incur, and the Company shall either pay directly or reimburse the Executive for ordinary and

Execution Version
reasonable expenses in connection with the performance of his duties hereunder including, but not limited to, expenses for transportation, business meals, travel and lodging and similar items. The Executive agrees to comply with Company policies with respect to reimbursement and record keeping in connection with such expenses.
(c)Retirement Benefits. Executive shall be eligible to participate in the Company's existing tax-qualified defined contribution retirement plan and the Company's defined contribution supplemental retirement and excess benefit plans (collectively "SERP"), as they may be in effect from time to time.
(d)    Car Allowance. The Company shall provide Executive $1,000 per month as a car allowance to be applied toward the purchase or lease of a vehicle. This car allowance will be paid to Executive as part of the standard payroll and will be reported as income on Executive's year-end W-2 form.
6.    TERMINATION OF EMPLOYMENT.
The employment of the Executive hereunder may be terminated by the Company at any time, subject to the Company providing the compensation and benefits in accordance with the terms of this Section 6, which shall constitute the Executive's sole and exclusive remedy and legal recourse upon any such termination of employment, and the Executive hereby waives and releases any and all other claims against the Company and its parent entities, affiliates, officers, directors and employees in such event.
(a)    Termination Due to Death Or Disability. In the event of the Executive's death, Executive's employment shall automatically cease and terminate as of the date of death. If Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability, as such incapacitation is certified in writing by a physician chosen by the Company and reasonably acceptable to Executive (or his spouse or representative if in the Company's reasonable determination Executive is not then able to exercise sound judgment), and shall therefore be unable to perform his duties hereunder for a period of either (i) one hundred twenty consecutive days, or (ii) more than six months in any twelve-month period, with reasonable accommodation as required by law, then to the extent consistent with applicable law, Executive shall be considered “disabled” and the employment of Executive hereunder and this Agreement may be terminated by Executive or the Company upon thirty (30) days' written notice to the other party following such certification.
In the event of the termination of employment due to Executive's death or disability, Executive or his estate or legal representatives shall be entitled to receive:

Execution Version
i.payment for all accrued but unpaid Base Salary as of the date of Executive’s termination of employment;

ii.reimbursement for expenses incurred by the Executive pursuant to Section 5(b) up to and including the date on which employment is terminated;

iii.any earned benefits to which the Executive may be entitled as of the date of termination pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (i) through (iii) of this Section 6(a), collectively called the “Accrued Payments”, to be payable, in each case, at the time they would have been payable but for such termination);

iv.any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date;

v.if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year elapsed prior to the date of such employment termination, divided by the total number of business days in such fiscal year) determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year. Any annual non-equity incentive bonus due under section 6(a)(iv) or (v) shall be paid after Group’s Compensation Committee determines the amount, if any, of such bonus and in no event later than seventy (70) days following the last day of such fiscal year to which the bonus relates; and

vi.in the event Executive’s employment is terminated based on his disability, Executive shall be eligible to continue to participate on substantially the same terms and conditions as in effect for the Executive (including any required contribution) immediately prior to such termination, in the disability and life insurance programs provided to the Executive pursuant to Section 5(a) hereof until the earlier of (i) the end of the 12-month period beginning on the effective date of the termination of Executive's employment hereunder, or (ii) such time as the Executive is eligible to be covered by comparable benefit(s) of a subsequent employer, provided that such continuation of participation is authorized and/or approved by the disability insurance carrier(s). The foregoing provisions of this Section 6(a)(vi) are referred to as “Benefits

Execution Version
Continuation”. In addition, the Company agrees to pay Executive a lump sum cash payment within 60 days of the termination date in order to enable Executive to pay for medical and dental coverage (through COBRA or otherwise) that is comparable to the medical and dental coverage in effect for Executive (and his dependents, if any) immediately prior to his termination of employment, with such cash amount equal to the cost of the premiums for such coverage that would apply if Executive were to elect COBRA continuation coverage under the Company's medical and dental plans following his termination of employment and continue such coverage for the 12-month period beginning on the date of Executive's termination of employment. The Executive agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any benefit or other welfare plans, programs or arrangements of another employer.
(b)Termination For Cause. The Company may, at any time, terminate Executive's employment for Cause, it being understood, for avoidance of doubt, that termination of Executive’s employment due to nonrenewal of any Term by the Company in accordance with Section 3(a) shall be treated, as set forth in Section 3(b)(i), as a Termination without Cause. The term “Cause” for purpose of this Agreement shall mean (i) repeated gross negligence in fulfillment of, or repeated willful failure of Executive to fulfill, his material obligations under this Agreement, in either event, after written notice thereof specifying with particularity the conduct constituting Cause and providing a reasonable period (not less than ten business days) to respond and to cure, if curable, (ii) material willful misconduct by Executive in respect of his obligations hereunder, (iii) conviction of any felony, or any crime of moral turpitude, (iv) a material breach in trust committed for personal gain after written notice thereof specifying with particularity the conduct constituting Cause and providing a reasonable period (not less than ten business days) to respond and to cure, if curable; and (v) the Executive willfully engaging in (or having willfully engaged in) serious misconduct, including, but not limited to, fraud, embezzlement, material misrepresentation, criminal activities, material falsification of Company records, material theft, violent acts or threats of violence, or a material violation of law, regulation, applicable codes of conduct, or the written rules, policies, procedures or guidelines of Group or any subsidiary that have been provided to the Executive, which, in the reasonable and good-faith judgment of the Board (excluding Executive), are substantially likely to (A) cause material harm to the Company’s employees or any affiliate’s employees, (B) cause material reputational harm to Group, the Company or their affiliates, or (C) expose Group, the Company or their affiliates to material legal, regulatory or financial liability, after written notice thereof specifying with particularity the conduct constituting Cause and providing a reasonable period (not less than ten business days) to respond and to cure, if curable. For purposes of this Section 6 of the

Execution Version
Agreement, an act or failure to act shall be considered "willful" only if done or omitted to be done without a good-faith reasonable belief that such act or failure to act was in the best interests of the Company. In the event of the termination of Executive's employment hereunder by the Company for Cause, then Executive shall be entitled to receive only payment of the Accrued Payments. The Company shall have no further obligations to Executive.
(c)Termination without Cause or for Good Reason. The Company may terminate Executive's employment hereunder without Cause at any time. Such notice shall specify the effective date of the termination of Executive's employment. The Executive may terminate his employment for Good Reason by providing 30 days' prior written notice to the Company. In the event of the termination of Executive's employment under this Section 6(c) by the Company without Cause or by the Executive for Good Reason, in each case prior to or more than 24 months following a Material Change (as defined in the Everest Group, Ltd. Senior Executive Change of Control Plan, as amended and restated effective November 17, 2015), then Executive shall be entitled to:
i.payment of the Accrued Payments;

ii.a separation allowance, payable in equal installments in accordance with normal payroll practices over a 12-month period beginning immediately following the date of termination, an amount equal to one hundred fifty percent (150%) of the Executive's Base Salary as in effect on the date of such termination.

iii.any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date;

iv.if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year elapsed prior to the date of such employment termination, divided by the total number of business days in such fiscal year) determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year. Any annual non-equity incentive bonus due under section 6(c)(iii) or (iv) shall be paid after Group’s Compensation Committee determines the amount, if any, of such bonus and in no event later than seventy (70) days following the last day of such fiscal year to which the bonus relates;

v.Executive's then unvested restricted stock or restricted stock units granted to Executive will continue to vest in the normal course over

Execution Version
the 12-month period immediately following such termination date, in accordance with their respective terms, conditioned on the Company receiving from Executive the release of claims referred to in Section 6(h) below; and

vi.the Executive shall be eligible to continue to participate on substantially the same terms and conditions as in effect for the Executive (including any required contribution) immediately prior to such termination, in the disability and life insurance programs provided to the Executive pursuant to Section 5(a) hereof until the earlier of (i) the end of the 12-month period beginning on the effective date of the termination of Executive's employment hereunder, or (ii) such time as the Executive is eligible to be covered by comparable benefit(s) of a subsequent employer, provided that such continuation of participation is authorized and/or approved by the disability insurance carrier(s). The foregoing provisions of this Section 6(c)(vi) are referred to as “Benefits Continuation”. In addition, the Company agrees to pay Executive a lump sum cash payment within 60 days of the termination date in order to enable Executive to pay for medical and dental coverage (through COBRA or otherwise) that is comparable to the medical and dental coverage in effect for Executive (and his dependents, if any) immediately prior to his termination of employment, with such cash amount equal to the cost of the premiums for such coverage that would apply if Executive were to elect COBRA continuation coverage under the Company's medical and dental plans following his termination of employment and continue such coverage for the 12-month period beginning on the date of Executive's termination of employment. The Executive agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any benefit or other welfare plans, programs or arrangements of another employer.
        Notwithstanding the foregoing, the payments and benefits described in clauses (ii), (iii), (iv), (v), and (vi) of this Section 6(c) shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of Section 11 or Section 12 of this Agreement, and if Executive breaches any provision of Section 11 or Section 12 after receipt of any such payment or benefit, then Executive shall be required to repay the Company the payments and benefits described in clauses (ii), (iii), (iv), (v), and (vi) of this Section 6(c) within thirty (30) days after notice from the Company that Executive has so breached the Section 11 or Section 12 of this Agreement.
        For purposes of this Agreement, the term “Good Reason” means, without Executive's written consent: (i) a materially adverse change in the nature,

Execution Version
title, authority, or status of his position or responsibilities including a change in Executive’s reporting relationship as set forth in Section 2; (ii) a reduction by the Company in the Base Salary, Target Cash Incentive or the multiplier of 2.50 that would be used in calculating the Cash Payment referenced in Section IV (A) of the Senior Executive Change of Control Plan (iii) the Company requiring Executive to be based at a location in excess of fifty (50) miles from the location of the Company's principal executive office as of the effective date of this Agreement, except for required travel on company business or if Executive is required to relocate to Group’s headquarters in Bermuda; (iv) failure of the Group Board to nominate Executive for election to the Group Board at an annual meeting of shareholders (other than solely due to any future stock exchange or other legal requirement prohibiting management directors or to the extent prohibited by the Group Bye-Laws); or (v) a material breach of this Agreement by the Company, it being understood that, the condition, event or breach giving rise to “Good Reason” as set forth in this paragraph shall be deemed not to exist and to have been cured, if the Company shall have remedied such condition, event or breach within thirty (30) days following receipt of written notice of the occurrence of such event or breach delivered by Executive to the Company; and provided further, that the Executive may exercise his right to terminate this Agreement and his employment for Good Reason only within the sixty (60) day period immediately following the occurrence of any of the conditions, events or breaches described in subsections (i) through (v) above.
(d)    Termination of Employment without Cause or for Good Reason following a Change-in-Control. If the Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, in each case within 24 months following a Material Change (as defined in the Everest Reinsurance Group, Ltd. Senior Executive Change of Control Plan, as amended and restated effective November 17, 2015), the Company's sole obligation will be to provide to Executive the benefits provided in that Change of Control Plan, and the Executive shall be entitled to no benefits or payments hereunder. Executive shall be entitled to a multiplier of 2.50 for purposes of calculating the Cash Payment referenced in Section IV(A) of the Change of Control Plan; provided, however, that, notwithstanding anything to the contrary in the Change of Control Plan, (i) from the Effective Date until the third anniversary of the Effective Date, the multiplier of 2.50 under the Change of Control Plan shall applied, in the case of the Executive, to the sum of (A) Base Salary plus (B) Target Cash Incentive as contemplated in Sections 4(a) and 4(b) of this Agreement and (ii) after the third anniversary of the Effective Date, such multiplier shall have effect in accordance with the terms set forth in the Change of Control.
Notwithstanding the foregoing, if the rights, compensation and benefits described in the Change of Control Plan pertaining to termination have a lesser value than those to which the Executive would have been entitled in the case of

Execution Version
a termination governed by Section 6(c) of this Agreement, as determined by Executive and the Group Board, Executive will be entitled solely to the compensation, benefits and rights provided in this Agreement, and Executive waives and specifically disclaims any rights, benefits and compensation he would otherwise have been entitled to under the Change of Control Plan.
(e)    Voluntary Termination by the Executive without Good Reason. In the event Executive terminates his employment without Good Reason, he shall provide six (6) months' prior written notice of such termination to the Company. During the 6-month notice period, Executive shall continue to receive all compensation and benefits specified in this Agreement. At the end of the 6-month notice period, the Executive shall be entitled to any outstanding Accrued Payments only, and the Executive shall not be entitled to any other benefits or payments hereunder. Without limiting all other rights and remedies of the Company under this Agreement or otherwise, a termination of employment by the Executive without Good Reason upon proper notice, will not constitute a breach by the Executive of this Agreement.
(f)    Resignation from all Boards. Upon any termination or cessation of Executive's employment with the Company, for any reason, including the cessation of employment upon expiration of the term of this Agreement, Executive agrees immediately to resign his employment with the Company and all affiliates. Any notice of termination or actual termination or cessation of employment shall act automatically to effect such resignation, from any position on the Board and on any board of directors of any subsidiary or affiliate of the Company.
(g)Non-Disparagement. Upon Executive's termination or cessation of employment with the Company, neither party shall make any comments, oral or written, or take any other action that could be construed as materially disparaging to the other; provided, however, for the Company, such restrictions shall apply only to comments made by members of the Board of Group and officers of Group at the level of Senior Vice President or above.
(h)Release of Claims as Condition. The Company's obligation to pay the separation allowance and provide all other benefits and rights (including equity vesting) referred to in this Agreement (other than the Accrued Obligations) shall be conditioned upon the Executive having delivered to the Company an executed full and unconditional release of claims against the Company, its parent entities, affiliates, employee benefit plans and fiduciaries, officers, employees, directors, agents and representatives satisfactory in form and content to the Company's counsel, provided however that such release shall not limit Executive's rights under this Agreement and shall not contain any post-employment conditions or restrictive covenants beyond those contained in this Agreement.

Execution Version
(i)Termination and Clawback. Notwithstanding anything in this Agreement to the contrary:
•if the Executive engages in material willful misconduct in respect of his obligations hereunder, including, but not limited to, fraudulent misconduct, during the term of this Agreement or during the period in which he is otherwise entitled to receive payments hereunder following his termination of employment, then (1) the Executive shall be required to repay to the Company any incentive compensation (including equity awards) paid to the Executive during or with respect to the period in which he engaged in such misconduct, as determined by a majority of the Board of Directors of Group in its sole discretion, provided that no such determination may be made until Executive has been given written notice detailing the specific event constituting such material willful misconduct and an opportunity to appear before the Group Board (with legal counsel if so requested in writing by Executive) to discuss the specific circumstances alleged to give rise to the material willful misconduct; and (2) upon such determination, if Executive has begun to receive payments or benefits under Section 6(c)(ii), (iii), (iv), (v), and (vi), then such payments and benefits shall immediately terminate, and Executive shall be required to repay to the Company the payments and the value of the benefits previously provided to him hereunder; and

• if the Board of Directors shall have determined in its discretion to publish an accounting restatement the result of which is to require, under the rules of the Securities and Exchange Commission and corresponding policies of the Company in effect at the time of such restatement, a clawback of any incentive compensation theretofore paid to the Executive, then the Executive shall be required to repay to the Company any such incentive compensation (including equity awards) paid to the Executive during or with respect to the period or periods affected by such restatement, as determined by a majority of the Board of Director of Group in its sole discretion.

(j)    No Mitigation.), In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of subsequent employment.
(k)    Time for Payment. Subject to the terms and conditions set forth in Section 13, and except as otherwise expressly stated herein, benefits payable

Execution Version
pursuant to this Section 6, if any, shall be paid within sixty (60) days following Executive's termination of employment.
7.     INDEMNIFICATION.
    The Company shall indemnify, defend and hold Executive harmless, to the maximum extent permitted by law, against all judgments, fines, amounts paid in settlement and all reasonable expenses, including attorneys' fees incurred by him, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company. Each of the parties hereto shall give prompt notice to the other of any action or proceeding from which the Company is obligated to indemnify, defend and hold harmless Executive of which it or he (as the case may be) gains knowledge.
    The Company agrees that the Executive shall be covered and insured up to the full limits provided by all directors and officers insurance which the Company then maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors), subject to applicable deductibles and to the terms and conditions of such policies.
    As used in this Section 7, the term Company shall be construed to include the Company and its parent entities, affiliates and subsidiaries.
8.    ARBITRATION.
The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. The Company and Executive agree that, with the express exception of any dispute or controversy arising under Sections 11 and 12 of this Agreement, any controversy or claim arising out of or in any way relating to Executive's employment with the Company, including, without limitation, any and all disputes concerning this Agreement and the termination of this Agreement that are not amicably resolved by negotiation, shall be settled by arbitration in New Jersey, or such other place agreed to by the parties. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law. It is agreed that any arbitration pursuant to this section shall proceed as follows:
Any such arbitration shall be heard by a single arbitrator. Except as the parties may otherwise agree, the arbitration, including the procedures for the selection of an arbitrator, shall be conducted in accordance with the National

Execution Version
Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”).
All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrator shall have the authority and discretion to award costs and/or attorneys' fees as he or she deems appropriate under the circumstances. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amounts that are in any way punitive in nature.
Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
It is intended that controversies or claims submitted to arbitration under this Section 8 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the view or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

Notwithstanding the foregoing, each of the parties agrees that, prior to submitting a dispute under this Agreement to arbitration, the parties agree to submit for a period of sixty (60) days, to voluntary mediation before a jointly selected neutral third party mediator under the auspices of JAMS, New York, New York Resolutions Center (or any successor location), pursuant to the procedures of JAMS International Mediation Rules conducted in New Jersey (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other action of the Company or affect the Company's other rights).
9.     ENFORCEABILITY.
It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.
10.ASSIGNMENT.

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This Agreement is personal in nature to the Company and the rights and obligations of the Executive under this Agreement shall not be assigned or transferred by the Executive. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their successors (including successors by merger, consolidation, sale or similar transaction, permitted assigns, executors, administrators, personal representatives, heirs and distributees).
11.NON-DISCLOSURE; NON-SOLICITATION; COVENANTS OF EXECUTIVE; COOPERATION.
(a)Executive acknowledges that as a result of the services to be rendered to the Company hereunder, Executive will be brought into close contact with many confidential affairs of the Company, its parents, subsidiaries and affiliates, not readily available to the public. Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its goods and services are marketed throughout the United States and other countries; and that the Company competes with other organizations that are or could be located in any part of the United States or the world.
(b)In recognition of the foregoing, Executive covenants and agrees that, except as is necessary in providing services under this Agreement, or as required by law or pursuant to legal process or in connection with an administrative proceeding before a governmental agency, Executive will not knowingly use for his own benefit nor knowingly divulge any Confidential Information and Trade Secrets of the Company, its parents, subsidiaries and affiliated entities, which are not otherwise in the public domain and, so long as they remain Confidential Information and Trade Secrets not in the public domain, will not disclose them to anyone outside of the Company either during or after his employment. For the purposes of this Agreement, “Confidential Information” and “Trade Secrets” of the Company mean information which is proprietary and secret to the Company, its parents, subsidiaries and affiliated entities. It may include, but is not limited to, information relating to present future concepts and business of the Company, its parents, subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, Executive is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliated entities which is not disclosed in printed publications stated to be available for distribution outside the Company, its parents, subsidiaries and affiliated entities as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in Executive's mind as to whether information is secret and confidential to the Company, its parents, subsidiaries and affiliated entities, Executive agrees to

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request an opinion, in writing, from the Company as to whether such information is secret and confidential. Nothing in this Agreement prohibits Executive from reporting possible violations of federal or state law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
(c)In compliance with 18 U.S.C. § 1833(b), as established by the Defend Trade Secrets Act of 2016, Executive is given notice of the following; (1) that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) that an individual who files a lawsuit or other proceeding, if such filing is made under seal; and (2) that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. In addition, anything herein to the contrary notwithstanding, Executive shall not be restricted from: (x) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Executive shall (unless prohibited from doing do by applicable law) provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Employee; (y) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Executive shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Executive has made such reports or disclosures; or (z) disclosing information about a dispute involving a nonconsensual sexual act or sexual contact (including when the victim lacks capacity to consent), or a dispute relating to conduct that is alleged to constitute sexual harassment under applicable law.
(d)Executive will deliver promptly to the Company on termination of his employment with the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents relating to the Company, its parents, subsidiaries and affiliated entities, and all property owned by the Company, its parents, subsidiaries and affiliated entities, which Executive obtained while employed by the Company, and which Executive may

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then possess or have under his control, provided however that the foregoing shall not apply to Executive's own personnel records (e.g., compensation, benefits, evaluations, etc.).
(e)Executive will promptly disclose to the Company all inventions, processes, original works of authorship, trademarks, patents, improvements and discoveries related to the business of the Company, its parents, subsidiaries and affiliated entities (collectively "Developments"), conceived or developed during Executive's employment with the Company and based upon information to which he had access during the term of employment, whether or not conceived during regular working hours, though the use of Company time, material or facilities or otherwise. All such Developments shall be the sole and exclusive property of the Company, and upon request Executive shall deliver to the Company all outlines, descriptions and other data and records relating to such Developments and shall execute any documents deemed necessary by the Company to protect the Company's rights hereunder. Executive agrees upon request to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship belonging to the Company. If the Company is unable because of Executive's mental or physical incapacity to secure Executive's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions and original works of authorship belonging to the Company, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that he may hereafter have for infringement of any patents or copyright resulting from registrations belonging to the Company.

(f)    The Executive agrees that, for a period of twelve (12) months after the termination or cessation of the Executive's employment with the Company for any reason, (except that the time period of such restrictions shall be extended by any period during which a court or arbitrator of competent jurisdiction determines that the Executive was in violation of this Section 11(f)), the Executive will not:
i.directly or indirectly solicit, attempt to hire, or hire any employee of the Company (or any person who was employed by the Company, its subsidiaries or affiliates, during the last year of the Executive's employment with the Company), or assist in such hiring by any other person or business entity or encourage, induce or attempt to induce any such employee to

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terminate his or her employment with the Company, its subsidiaries or affiliates; or

ii.take action intended to encourage any vendor, supplier, broker, customer, client or trading partner of the Company, its subsidiaries or affiliates to cease to do business with the Company or its subsidiaries or affiliates or materially reduce the amount of business the vendor, supplier, broker, customer, client or trading partner does with the Company or its subsidiaries or affiliates.
Executive agrees to reasonably cooperate with the Company, during the term of this Agreement and at any time thereafter (including following Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company, its parents, subsidiaries and affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or its affiliates, in any such action, suit, or proceeding, by providing information and meeting and consulting with the representatives or counsel to the Company or its affiliates, as requested; provided, however that it does not materially interfere with his then current professional activities. The Company agrees to reimburse Executive for all reasonable expenses actually incurred in connection with his provision of testimony or assistance.
12.    NON-COMPETITION AGREEMENT.
The Executive agrees that throughout the term of his employment, and for a period of twelve (12) months after termination or cessation of employment for any reason (except that the time period of such restrictions shall be extended by any period during which a court or arbitrator of competent jurisdiction determines that the Executive was in violation of this Section 12), Executive will not engage in, participate in, carry on, own, or manage, directly or indirectly, either for himself or as a partner, stockholder, investor, officer, director, employee, agent, independent contractor, representative or consultant of any person, partnership, corporation or other enterprise, in any “Competitive Business” in any jurisdiction in which the Company or its affiliates and subsidiaries actively conducts business. For purposes of this Section 12, "Competitive Business" means the property and casualty insurance or reinsurance business.
The Executive's engaging in the following activities will not be deemed to be engaging or participating in a Competitive Business: (i) investment banking; (ii) passive ownership of less than 2% of any class of securities of a company; and (iii) engaging or participating solely in a noncompetitive business of an entity which also separately operates a business which is a “Competitive Business”.

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Notwithstanding the foregoing, the Board shall consider any request from Executive and retain discretion to approve and waive the restrictions set forth in this Section 12, but only during the 12 month non-compete period after the termination date or cessation of employment for Executive to (i) to sit on the board of a Competitive Business and retain discretion to approve and waive the restriction of Executive to participate as a board member of a Competitive Business; or (ii) engage in, participate in, carry on, own, or manage, directly or indirectly, either for himself or as a partner, stockholder, investor, officer, director, employee, agent, independent contractor, representative or consultant of an insurance brokerage business, which is considered to be a Competitive Business. In the event that the Board grants such approval and waiver of (ii), the Company reserves the right to cease the payments set forth under Section 6(c) of this Agreement.
For the avoidance of doubt, all restrictions on Executive embodied within this Section 12 will cease at the end of the 12 month non-compete period following cessation of employment, and Executive is free at that time to be employed by or serve on the board of any Competitive Business without need to seek permission from the Group Board.
The Executive acknowledges, with the advice of legal counsel, that he understands the foregoing provisions of this Section 12 and that these provisions are fair, reasonable, and necessary for the protection of the Company's business.
Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in Sections 11 and 12 will be inadequate and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.
13. TAXES.
(a)All payments to be made to and on behalf of the Executive under this Agreement will be subject to required withholding of federal, state and local income, employment and excise taxes, and to related reporting requirements.
(b)Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this Agreement comply with Section 409A of the Internal Revenue Code (the "Code") and any regulations and other guidance issued thereunder or an exemption thereunder, and this Agreement and the payment of any benefits hereunder shall be operated and administered accordingly. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the

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maximum extent possible. Specifically, but not by limitation, the Executive agrees that if, at the time of termination of employment, the Company is considered to be publicly traded and he is considered to be a specified employee, as defined in Section 409A, then some or all of such payments to be made hereunder as a result of his termination of employment shall be deferred for no more than six (6) months following such termination of employment, if and to the extent the delay in such payment is necessary in order to comply with the requirements of Section 409A of the Code.
(c)With respect to any amount of expenses eligible for reimbursement that is required to be included in the Executive's gross income for federal income tax purposes, such expenses shall be reimbursed to the Executive no later than December 31 of the year following the year in which the Executive incurs the related expenses. In no event shall the amount of expenses (or in-kind benefits) eligible for reimbursement in one taxable year affect the amount of expenses (or in-kind benefits) eligible for reimbursement in any other taxable year (except for those medical reimbursements referred to in Section 105(b) of the Internal Revenue Code of 1986), nor shall Executive's right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.
(d)If the benefits payable hereunder constitute deferred compensation within the meaning of Section 409A of the Code, then Executive shall execute and. If such Release is not effective no later than sixty (60) days following the date of termination, then any such payments due following such date of termination other than the Accrued Benefits shall be forfeited. Benefits that would have otherwise been payable during such 60-day period shall be accumulated and paid on the 60th day following Executive's termination, provided such release shall have been executed and such revocation periods shall have expired. If a bona fide dispute exists, then Executive shall deliver a written notice of the nature of the dispute to the Company within 30 days following receipt of such general release. Benefits shall be deemed forfeited if the release (or a written notice of a bona fide dispute) is not executed and delivered to the Company within the time specified herein.
(e)Termination of employment, or words of similar import, used in this Agreement means, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Section 409A of the Code, "separation from service" as defined in Section 409A of the Code and the regulations promulgated thereunder.
14.    SURVIVAL.
Anything in Section 6 hereof to the contrary notwithstanding, the provisions of Section 6 through 16 shall survive the expiration or termination of this Agreement, regardless of the reasons therefor.

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15.NO CONFLICT; REPRESENTATIONS AND WARRANTIES.
The Executive represents and warrants that (i) the information (written and oral) provided by the Executive to the Company in connection with obtaining employment with the Company or in connection with the Executive's former employments, work history, circumstances of leaving former employments, and educational background, is true and complete, (ii) he has the legal capacity to execute and perform this Agreement, (iii) this Agreement is a valid and binding obligation of the Executive enforceable against him in accordance with its terms, (iv) the Executive's execution, delivery or performance of this Agreement will not conflict with or result in a breach of any agreement, understanding, order, judgment or other obligation to which the Executive is a party or by which he may be. bound, written or oral, and (v) the Executive is not subject to or bound by any covenant against competition, non-disclosure or confidentiality obligation, or any other agreement, order, judgment or other obligation, written or oral, which would conflict with, restrict or limit the performance of the services to be provided by him hereunder, except as provided to the Company. The Executive agrees not to use, or disclose to anyone within the Company, its parents, subsidiaries or affiliates, at any time during his employment hereunder, any trade secrets or any confidential information of any other employer or other third party. Executive has provided to the Company a true copy of any non-competition or non-solicitation obligation or agreement to which he may be subject.
16.MISCELLANEOUS.
(a)    Any notice to be given hereunder shall be in writing and delivered personally or sent by overnight mail, addressed to the party concerned at the addresses indicated below, plus email copies as indicated below, or to such other address as such party may subsequently give notice of hereunder in writing:

If to the Company:
Everest Global Services, Inc.
100 Everest Way
Warren, New Jersey 07059
New Jersey 07938-0830
Attention: General Counsel
If to Executive:
Employee's last known address, as reflected in the Company's records.
With a copy to:

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Brett E. Coburn
ALSTON & BIRD
1201 West Peachtree Street
Atlanta, GA 30309
Any notice given as set forth above will be deemed given on the business day sent when delivered by hand during normal business hours, on the business day after the business day sent if delivered by a nationally-recognized overnight courier, or on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested.
(b)Law Governing. This Agreement shall be deemed a contract made under and for all purposes shall be construed in accordance with, the laws of the State of New Jersey without reference to the principles of conflict of laws.
(c)Jurisdiction. Subject to Section 8 above, (i) in any suit, action or proceeding seeking to enforce any provision of this Agreement or for purposes of resolving any dispute arising out of or related to this Agreement (including Sections 11 and 12 or the transactions contemplated by this Agreement), the Company and the Executive each hereby irrevocably consents to the exclusive jurisdiction of any federal court located in the State of New Jersey or any of the state courts of the State of New Jersey; (ii) the Company and the Executive each hereby waives, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) process in any such suit, action or proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of such court, and, without limiting the foregoing, each of the Company and the Executive irrevocably agrees that service of process on such party, in the same manner as provided for notices in Section 17(a) above, shall be deemed effective service of process on such party in any such suit,” action or proceeding; and (iv) WAIVER OF JURY TRIAL: EACH OF THE COMPANY AND THE EXECUTIVE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(d)Headings. The Section headings contained in this Agreement are for convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement.
(e)Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the feminine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the

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context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.
(f)Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements, written or oral, between and among them respecting such subject matter.
(g)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute one instrument.
(h)Amendments. This Agreement may not be amended except by a writing executed by each of the parties to this Agreement.
(i)No Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
(j)Attorneys’ Fees. The Company agrees to pay Executive's reasonable attorneys' fees in connection with the negotiation and execution of this Agreement within thirty days after receipt of an invoice and Form W-9.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.
EVEREST GLOBAL SERVICES, INC.         EXECUTIVE

/s/ Gail Van Beveren             /s/ Jim Williamson
Gail Van Beveren                    Jim Williamson
Executive Vice President & CHRO

Date: March 27, 2025             Date: March 26, 2025

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EVEREST GROUP, LTD.

/s/ Gail Van Beveren
Gail Van Beveren
Executive Vice President & CHRO

Date:     March 27, 2025